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                                 [Exhibit 16]

                                A. T. WILLIAMS
                          CERTIFIED PUBLIC ACCOUNTANT
                         322 Byrd Avenue, P.O. Box 606
                        Philadelphia, Mississippi 39350
                              Tel.:  601-656-2742
                              Fax : 601-656-2760

          MEMBER                                        MEMBER
     AMERICAN INSTITUTE OF                       MISSISSIPPI SOCIETY OF
CERTIFIED PUBLIC ACCOUNTANTS                  CERTIFIED PUBLIC ACCOUNTANTS

Mr. J. Steve Webb
Citizens Holding Company
The Citizens Bank of Philadelphia
Post Office Box 209
Philadelphia, MS 39350

     RE:  CERTIFIED PUBLIC ACCOUNTING SERVICES

Dear Mr. Webb:

     You have requested that I provide you with official documentation of my decision to decline to stand as the external auditor for Citizens Holding Company (the "Holding Company") and The Citizens Bank of Philadelphia (the "Bank"). It is my understanding this official documentation is required of the Securities and Exchange Commission.

     Therefore, please accept this correspondence as official documentation of my decision to decline to stand as the external auditor for the Holding Company and the Bank. My decision was based solely on my opinion that it would be in the best interest of the Holding Company and the Bank for an accounting firm experienced with the accounting and reporting requirements of the Securities and Exchange Commission and the American Stock Exchange to be engaged. My decision was effective December 31, 1998, and it is my understanding your new external auditor, Horne CPA Group, was engaged to begin their services to the Holding Company and the Bank with the audit for 1998.

     Finally, with regard to the Form 10 filed by the Holding Company on June 21, 1999, as amended by Amendment Number 1 to the Form 10 filed on or about August 11, 1999, I have reviewed Item 14 entitled "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure." I am in complete agreement with the statements made by management in Item 14 of both the original Form 10 and as supplemented in Amendment Number 1 to Form 10.

Very truly yours

/s/ A. T. Williams

A. T. Williams, CPA